Exhibit 23.2

                      Consent of PricewaterhouseCoopers LLP

                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Industries, Inc. of our report November 14, 1997 relating to the financial statements, which appears in the U.S. Industries, Inc. Annual Report on Form 10-K/A for the year ended October 3, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, New Jersey

August 2, 1999